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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Esterline Technologies Corporation on Form S-3 of our report dated December 5, 1994, included and incorporated by reference in the Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 31, 1994, and to use of our report dated December 5, 1994, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Seattle, Washington
September 12, 1995